Exhibit 10.15

PLACEMENT WARRANT PURCHASE AGREEMENT

THIS PLACEMENT WARRANT PURCHASE AGREEMENT (the “Agreement”) made as of this [●] day of [●], 2007, among NRDC Acquisition Corp., a Delaware corporation (the “Company”), and NRDC Capital Management, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 34,500,000 units (including 4,500,000 additional units subject to the underwriters’ over-allotment option), each unit consisting of one share of the Company’s common stock, $.0001 par value (the “Common Stock”), and (ii) one warrant, each warrant to purchase one share of Common Stock at an exercise price of $7.50 per share;

WHEREAS, the Company desires to sell to the Purchaser, in a private placement, 8,000,000 warrants (the “Warrants”) substantially identical to the warrants being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Warrants (i) may be exercised on a cashless basis so long as they are held by the Purchaser, its members, members of its members’ immediate families or their controlled affiliates, and (ii) may not be sold or transferred, except in limited circumstances, until after the consummation of the Company’s Business Combination (as defined below);

WHEREAS, the Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement; and

WHEREAS, the Purchaser is entitled to registration rights with respect to the Warrants and the Common Stock underlying the Warrants on the terms set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.  Purchase of Warrants. The Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, the Warrants at a purchase price of $1.00 per Warrant (the “Purchase Price”). The Company and the Purchaser agree and acknowledge that the sale by the Company, and the purchase and receipt by the Purchaser, of the Warrants pursuant to this Agreement will equal (a) an aggregate issuance of 8,000,000 Warrants, and (b) an aggregate Purchase Price of $8,000,000.

2.  Closing. The closing of the purchase and sale of the Warrants (the “Closing”) will take place at such time and place as the parties may agree, but in any event prior to the completion of the IPO (the “Closing Date”). On the Closing Date, the Purchaser shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement. The certificates for the Warrants shall be delivered to the Purchaser promptly after the closing of the IPO.

3.  Lock-Up Agreement.

3.1  At or prior to the Closing, the Purchaser shall enter into a lock-up agreement with the representative of the underwriters of the Company’s IPO, Banc of America Securities LLC, pursuant to which the Purchaser shall agree to not to sell the Purchaser’s Warrants until after the consummation of the Company’s Business Combination (the “Lock-Up Period”). Such Lock-Up Period will be extended for up to 18 days if (i) during the last 17 days of the Lock-Up Period the Company issues material news or a material event relating to the Company occurs or (ii) before the expiration of the applicable Lock-Up Period the Company announces that material news or a material event will occur during the 16-day period beginning on the last day of the applicable Lock-Up Period.  For purposes of this Agreement, “Business Combination” shall mean the Company’s initial acquisition of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination which will require that a majority of the Company’s shares of common stock voted by the Company’s public stockholders (as described in the Registration Statement) are voted in favor of the acquisition and less than 30% of the Company’s public stockholders both vote against the proposed acquisition and exercise their conversion rights (as described in the Registration Statement).

3.2  Notwithstanding Section 3.1 above, during the Lock-Up Period, the Purchaser shall nevertheless have the right to transfer the Purchaser’s Warrants and the shares issuable upon the exercise of the Purchaser’s Warrants (a) to members or former members, members of their immediate families or their controlled affiliates (each, a “Permitted Transferee”), (b) to a trust, the beneficiary of which is a member of the immediate family of a Permitted Transferee, (c) by virtue of the laws of descent and distribution upon death of a Permitted Transferee, (d) to other officers and/or directors of the Company, (e) pursuant to a qualified domestic relations order, or (f) in the event of the Company’s dissolution prior to the Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company consummating a Business Combination; provided, however, that, in connection with each proposed transfer, no such transfer shall be effective unless and until the transferee has agreed in writing: (i) to be subject to the transfer restrictions set forth in this Section 3, (ii) to waive such transferee’s right to participate in any liquidation distribution with respect to all shares owned by the transferring Purchaser prior to the IPO (but not shares acquired in the IPO or in the secondary market) if the Company fails to consummate a Business Combination, (iii) to waive such transferee’s right to conversion in connection with the Company’s Business Combination, (iv) to vote with respect to all shares owned by the transferring Purchaser prior to the IPO (but not shares acquired in the IPO or in the secondary market) with the majority of public stockholders who vote in connection with the Company’s Business Combination, and (v) to vote in favor of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the Company’s perpetual existence.

4.  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

4.1  The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

4.2  The Warrants (and the shares issuable upon exercise thereof) are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.3  The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.4  The Purchaser acknowledges that the Warrants (and the shares issuable upon exercise thereof) will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.  Registration Rights Agreement. At or prior to the Closing, the Company and the Purchaser shall enter into a mutually satisfactory registration rights agreement having the terms described in the Registration Statement.

6.  Waiver of Claims; Indemnification. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company or Banc of America Securities LLC with respect to the Purchaser’s purchase of the Warrants, and the Purchaser agrees to indemnify and hold the Company and Banc of America Securities LLC harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or Banc of America Securities LLC by any of the Purchaser’s transferees, heirs, successors, assigns or any subsequent holders of the Warrants or underlying securities.

7.  Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

8.  Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, provided, however, that the Purchaser shall not have the right to assign any of its rights hereunder to purchase Warrants to any other person.

10.  Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that Banc of America Securities LLC, on its own behalf and on behalf of the several underwriters in the IPO, shall be a third party beneficiary of this Agreement.

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IN WITNESS WHEREOF, the Purchaser has executed this Placement Warrant Purchase Agreement as of the date first written above.

COMPANY:

NRDC ACQUISITION CORP.,
a Delaware Corporation

By:	/s/
Name: Richard A. Baker
Title: Chief Executive Officer

PURCHASER:

NRDC CAPITAL MANAGEMENT, LLC, a Delaware Limited Liability Company

By:	/s/
Name
Title